Exhibit 10.1

AMENDMENT NO. 2 TO MERGER AND SHARE EXCHANGE AGREEMENT

This AMENDMENT NO. 2 TO MERGER AND SHARE EXCHANGE AGREEMENT (this “Amendment”) is made and entered into as of January 4, 2024 with effect from December 31, 2023, by and among (i) Delta Corp Holdings Limited, a company incorporated in England and Wales (together with its successors and assigns, “Delta”), (ii) Delta Corp Holdings Limited, a Cayman Islands exempted company (“Pubco”), (iii) CHC Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Pubco (“Merger Sub”), (iv) Coffee Holding Co., Inc., a Nevada corporation (“CHC”), and (v) each of the shareholders of Delta named on the signature pages hereto (collectively, the “Sellers”). Delta, Pubco, Merger Sub, CHC and the Sellers are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Merger and Share Exchange Agreement, dated as of September 29, 2022 (the “Original Agreement”);

WHEREAS, pursuant to the Agreement, among other matters, upon the consummation of the transactions contemplated thereby, (a) Merger Sub shall merge with and into CHC, with CHC continuing as the surviving entity in the merger, as a result of which, (i) CHC shall become a wholly owned subsidiary of Pubco and (ii) each issued and outstanding security of CHC immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco (the “Merger”), and (b) Pubco shall acquire all of the issued and outstanding Delta Shares from the Sellers in exchange for ordinary shares of Pubco (the “Share Exchange” and, collectively with the Merger and the other transactions contemplated by the Transaction Agreement and the Ancillary Documents, the “Transactions”), all upon the terms and subject to the conditions set forth in the Agreement and in accordance with the provisions of applicable law;

WHEREAS, the Parties entered into that certain Amendment No. 1 to Merger and Exchange Agreement, dated as of June 29, 2023 (the “First Amendment”, and the Original Agreement as amended by the First Amendment, the “First Amended Agreement”); and

WHEREAS, in connection with the Transactions, the Parties desire to amend the Original Agreement upon the terms and subject to the conditions set forth herein (the Original Agreement, as amended pursuant to this Amendment and as may be further amended, supplemented, modified and/or restated from time to time in accordance with its terms, the “Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Amendments to the Agreement.

1.1 Amendment to Recitals. The words “simultaneously with the execution and delivery of this Agreement” in the Fifth Recital of the Agreement are hereby deleted and replaced with the words “simultaneously with the execution and delivery of this Agreement or prior to the Closing”.

1.2 Amendment to Section 7.7. Clause (c) of Section 7.7 of the Agreement is hereby deleted and replaced with the following: “(c) has been advised and understands that (i) to the extent that the Exchange Shares are not registered under the Registration Statement, the Exchange Shares (x) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws, and (y) have not been and shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be resold unless such Exchange Shares are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available, and (ii) the Exchange Shares are subject to additional restrictions on transfer pursuant to such Seller’s Lock-Up Agreement”.

1.3 Amendment to Section 10.1. Clause (b) of Section 10.1 of the Agreement is hereby deleted and replaced with the following: “(b) by written notice by CHC or Delta if any of the conditions to the Closing set forth in Article IX have not been satisfied or waived by April 1, 2024 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to Delta, the Sellers, Pubco or Merger Sub) of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date”.

1.4 Amendment to Section 10.4. The words “pursuant to Section 10.3(h)” in clause (c) of Section 10.4 of the Agreement are hereby deleted and replaced with the words “pursuant to Section 10.1(h)”.

2.	Miscellaneous.

2.1 No Further Amendment. The Parties agree that all other provisions of the First Amended Agreement shall, subject to the amendments set forth in Section 1 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the Agreement. From and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the First Amended Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced.

2.2 Other Terms. The provisions of Article XII of the Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the Parties, mutatis mutandis.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

Delta:

DELTA CORP HOLDINGS LIMITED, a company incorporated in England and Wales

By:	/s/ Mudit Paliwal
Name:	Mudit Paliwal
Title:	Chief Executive Officer

Pubco:

DELTA CORP HOLDINGS LIMITED, a Cayman Islands exempted company

By:	/s/ Mudit Paliwal
Name:	Mudit Paliwal
Title:	Chief Executive Officer

Merger Sub:

CHC MERGER SUB INC., a Nevada corporation

By:	/s/ Mudit Paliwal
Name:	Mudit Paliwal
Title:	Chief Executive Officer

CHC:

COFFEE HOLDING CO., INC., a Nevada corporation

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Merger and Share Exchange Agreement]

The Sellers:

Print Name of Seller:	Core Maritime Commodities FZ-LLZ

By:	/s/ Mudit Paliwal
[Signature]
If Entity, Print Name and Title of Signatory:	Mudit Paliwal, Director
Address:	c/o Delta Corp Holdings Limited
Suite 3016, The Leadenhall Building
122 Leadenhall Street
London EC3V 4AB, United Kingdom
Facsimile:
Telephone:
Email:

[Signature Page to Amendment No. 2 to Merger and Share Exchange Agreement]